SALES REPRESENTATIVE AGREEMENT


     This SALES REPRESENTATIVE AGREEMENT (this "Agreement") is made and entered into this 9th day of December, 1998, effective January 1, 1999, between WELLS-GARDNER ELECTRONICS CORPORATION, an Illinois corporation (the "Company"), JAMES INDUSTRIES, INC., an Illinois corporation (the "Representative"), JAMES J. ROBERTS, JR. ("Roberts"), and JOHN R. BLOUIN ("Blouin").

     WHEREAS, the Company designs, manufactures and markets electronics video products consisting primarily of video monitors;

     WHEREAS, the Company, the Representative and Roberts entered into a Sales Representative Agreement dated January 1, 1996, as amended August 15, 1997, whereby the Company appointed the Representative as its sales representative for certain products of the Company and the Representative accepted such position as sales representative of such products (collectively, the "Former Sales Representative Agreement");

     WHEREAS, the Representative, Roberts and Blouin have executed a Promissory Note in favor of the Company of even date herewith (the "Note"); and

     WHEREAS, the Company, the Representative, Roberts and Blouin desire to cancel the Former Sales Representative Agreement and enter into this Agreement, all in accordance with the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  Definitions.

     "Annual Sales Goal" shall be the original equipment manufacturer ("OEM") sales goal for each fiscal year agreed upon between the Company and the Representative and provided for in the annual budget approved by the Board of Directors of the Company.

     "Markets" shall mean the following markets and uses in which and for which the Products may be sold: amusement, leisure/fitness, gaming, automotive, and shall include only OEM customers.

     "Net Sales" shall mean the aggregate amount of the Company's net sales of Products in the Markets. For purposes of determining commissions, Net Sales shall be calculated at the end of each month by annualizing year-to-date Net Sales.

     "New Accounts" shall mean companies agreed upon by the Representative and the Company to which the Company has sold less than $10,000 of Products in the twenty-four months prior to the date of this Agreement.

     "Products" shall mean all new and refurbished video monitors, mechanical coin mechanisms and coin doors, liquid crystal displays and plasma unit products currently produced or assembled and/or sold by the Company and all future versions of such items. The Products shall not include any newly developed, acquired or licensed products without the prior written consent of the Company, which may be withheld in its sole discretion.

     2.  Appointments.    The  Company    hereby      appoints      the
Representative, and the Representative hereby accepts appointment by the Company, as sales representative for the Products in the Markets, under the terms and conditions contained herein. The Representative hereby agrees to engage actively and diligently in the promotion and sale of the Products, to use its best efforts to fully develop the Markets for the Products, and to render prompt and complete sales and servicing to its customers at its sole cost and expense.

     3. Exclusivity. The Representative shall be the Company's exclusive sales representative for the Products in the Markets in the United States of America, Canada and Mexico (the "Territory") and shall be the Company's sales representative for the Products in the Markets on a non-exclusive basis in all other geographic areas other than the Territory.

     4. Sales Invoicing. The Company shall prepare all invoicing on sales of Products to customers, except as mutually agreed upon in writing. The Company shall furnish the Representative with a summary of the following invoices on a monthly basis: (i) invoices of Products sold in the Territory for use in the Markets; and (ii) invoices of other products, if any, sold by the Company and for which the Representative is entitled to a commission pursuant to this Agreement.

     5.  Commissions.

     (a)  Monthly Commission.   On the  45th day after  the end of  each
month, the Company shall pay to the Representative a commission (the "Monthly Commission") consisting of:

          (i) a commission of 4.15% of Net Sales of Products in the Markets to the international accounts listed on Exhibit A attached hereto for such month; plus

          (ii) a commission of 4.15% of Net Sales of Products in the Markets for finished goods and refurbished monitors to the service accounts listed on Exhibit B attached hereto for such month; plus

          (iii) a commission of 1.00% of Net Sales of Products in the Markets for finished goods and refurbished monitors to Mazzco and Happ Controls for such month; plus

          (iv) a commission of 2.28% of Net Sales of all t-models, excluding consigned panels and controllers for such month; plus

          (v) a commission  of 4.15%  of Net  Sales of  Products in  the
Markets for  such  month for  which  commissions   have  not  been  paid
pursuant to Sections 5(a)(i)-(iv) above.

     (b) New Customer Commission. In addition to the commissions payable pursuant to Sections 5(a) and 5(c), the Company shall pay to the Representative a commission of 0.5% of Net Sales of Products to New Accounts during the first twelve months of sales to such New Accounts.

     (c) Sales Goal Commissions. In addition to the commissions payable pursuant to Sections 5(a) and 5(b), the Company shall pay to the Representative a commission of 0.5% of the Company's Net Sales of Products in excess of the Annual Sales Goal.

     (d) Excluded Transactions. Notwithstanding Section 5(a) above, the Company shall pay no commission on the following transactions:

          (i) service sales, including parts, labor, finished goods and refurbished monitors to any operators and distributors except as explicitly provided for in Section 5(a)(ii) and (iii) above;

          (ii) sales to OEM accounts listed on Exhibit C, attached hereto; and

          (iii) sales to Representative and its affiliates; provided that the Company gives such companies the best available export pricing and terms.

     (d) All commissions to be paid to the Representative hereunder shall be based upon the Company's invoice price to customers for its Products, excluding amounts invoiced for taxes, freight, C.O.D. charges or insurance.

     (e) Notwithstanding anything herein to the contrary, the Representative shall not be entitled to any commission on Products sold for use in markets other than the Markets, on orders canceled or refused for any reason whatsoever by the Company or by any customer, or on Products returned for credit upon the Company's authorization. In the event that the Company accepts Products for return or is not paid by a customer within ninety (90) days of invoicing, the Company may charge back against the Representative commission which have been paid or which are due to the Representative as a result of the underlying sale of such Products; provided, however, that once the Company has been paid in full by such customers, the Representative shall be entitled to receive commissions thereon at the rate set forth herein. The Representative assumes responsibility for the accuracy of all matters on all orders taken by the Representative.

     (f) In the event that the Representative fails to notify the Company of any disagreement within ninety (90) days after receiving a statement of commissions due in accordance with the Section 5, such statements shall be conclusively deemed to be correct and binding upon the Representative.

     (g)  The parties agree not to amend the provisions of this  Section
5 during  the term  of this  Agreement, except  as provided  in  Section
14(e).

     (h) The Company shall have the right of set-off against amounts due to it under the Note and any amendment thereto or other extension of
credit  to  Representative   or  any     Representative  Affiliate   (as
hereinafter defined).

     6. Sales Terms. All orders submitted by the Representative to the Company shall be on the Company's regular terms and conditions then in effect and shall be made expressly subject to the approval of the Company at the home office of the Company at 2701 North Kildare Avenue, Chicago, Illinois 60639. The Company reserves the right to reject, for any reason whatsoever, any order submitted by the Representative to the Company under this Agreement, all without any liability whatsoever to the Company. The Company also reserves the right, for any reason whatsoever, to change its quoted priced of Products form time to time and to discontinue or modify at any time or times the production, assembly, design and/or sales of Products.

     7. Sample and Product Information. The Company shall furnish the Representative with such samples, sales bulletins, product brochures, instruction manuals, and technical guidance as may from time to time be available; provided, however, that this Section 7 shall not obligate the Company to furnish any other such material or any financial assistance to the Representative.

     8. Adjustments, Compromises and Collections. The Representative has no authority, without prior written agreement by the Company, to
represent the  Company  in making  any    adjustments  or   compromises
and the Representative has no authority to make any connections for or on behalf or the Company.

     9. Intellectual Property Rights and Use. Ownership and all right, title and interest in and to any trademarks, trade names, service marks or copyrights, whether or not registered, relating to any Product are and shall remain vested solely in the Company. The Representative may not utilize any of the Company's trademarks, trade names, service marks or copyrights, whether or not registered, without the Company's prior written consent and shall immediately modify or discontinue such if, when and as requested by the Company.

     10. Product Warranty. It is understood and agreed that the Company's product warranty with respect to the Products shall be limited to the provisions set forth in the standard warranty of the Company in effect at the time of delivery thereof. The Representative shall have no authority to alter or enlarge upon such warranties.

     11. Independent Contractor. It is expressly understood and agreed by the parties:

     (a) that the Representative is an independent contractor and shall not in any way obligate or create liability on the party of the Company; and

     (b) that the Representative at no time shall represent itself as the "owner of Wells-Gardner";

     (c) and that no contracts, commitments, statements or representations made by or only behalf of the Representative shall be binding in any binding in any respect on the Company. The Company shall not be liable at any time for any payments to the Representative or on behalf of the Representative not specifically set forth in this Agreement.

     12. Facilities Provided. The Company agrees to provide to the Representative office space, at its sole option, within the Company's premises at no cost to the Representative, and any costs incurred by the Company of the Representative in connection with the Representative's use of such facilities shall be borne by the Representative.

     13. Representative Debt. If the Company receives written notice from any customer of the Company that the Representative or any Representative Affiliate is indebted to such customer for goods purchased from such customer and the amount (the "Representative Debt") is more that sixty (60) days past due and the Representative or Representative Affiliate is not disputing such Representative Debt in good faith and provides written notice of such dispute to the Company (explaining in detail the dispute and reasons for its position), then:

     (a) the Company may notify the Representative of such written notice from such customer; and

     (b) if the Representative does not pay, or otherwise negotiate an acceptable payment plan for, the Representative Debt within thirty (30) days after receiving the notice from the Company set forth in (a) above, the Company shall have the right, in its sole discretion, to either (i) apply to the Representative Debt any and all commissions then or thereafter due to the Representative hereunder or (ii) terminate this Agreement. For purposes of this Section 13, "Representative Affiliate" shall mean any entity, at least 33 1/3% of the voting power or the equity of which is beneficially owner, directly or indirectly by the Representative, Roberts or Blouin.

     14.  Term and Termination.

     (a) Unless otherwise terminated in accordance with its terms, the term of this Agreement shall be from the date hereof, to December 31, 2003; provided, however, that this Agreement shall be automatically renewed for successive periods of one year, provided further that neither party shall have given the other party twelve months prior advance written notice of its intent to not renew this Agreement for a successive one year term. Notwithstanding the above, this Agreement may be terminated by the Representative or the Company with approval of the Company's Board of Directors upon twelve (12) months prior written notice to the other party (such termination, the expiration of this Agreement in accordance with its terms or a termination pursuant to
Section  14(e)  are  collectively  referred   to  herein  as  a   "Board
Termination").

     (b) As long as any amounts remain outstanding under the Note, in the event of a material breach or default of any of the terms or conditions of either this Agreement, the Note or the Guaranty dated of even date herewith by and between the Company, Roberts and Blouin (the "Guaranty") by the Representative, the Company may immediately withhold any and all commissions due and owing to the Representative under this Agreement. If such breach or default continues uncured for fifteen (15) days, the Company may (i) terminate this Agreement and/or (ii) apply any withheld commissions to the amounts outstanding under the Note. Neither the exercise nor the failure to exercise the right subsection (ii) shall constitute an election of remedies or limit the Company in any manner in the enforcement of other remedies that might be available to it.

     (c) Subject to Section 14(b), in the event of a material breach or default of any of the terms or conditions of this Agreement by one party, the other party may terminate this Agreement; provided, however, that if the breach or default is capable of being cured, the nonbreaching party must provide the breaching party with written notice thereof and if cured within sixty (60) days of such notice, such breach or default may not be grounds for termination hereunder.

     (d) This Agreement shall terminate upon an assignment for the benefit of creditors by the Representative or by or against the Representative, Roberts, Blouin or any Representative Affiliate, or the institution of proceedings by or against the Representative, Roberts, Blouin or any Representative Affiliate in bankruptcy or under any insolvency laws or for reorganization, receivership or liquidation, provided such proceeding is not dismissed within sixty (60) days of the institution thereof.

     (e) In the event of the death, legal incapacity or permanent disability of Roberts or the termination of his full-time employment by the Representative, then, in any such event, the Company and the Representative shall negotiate the terms on which this Agreement shall continue, and if the parties fail to reach an agreement after a period of twelve (12) months, this Agreement shall forthwith terminate.

     (f) The parties agree that in the event of the termination of this Agreement for any reason other than pursuant to a Board Termination, the Company will not employ any person employed by the Representative, Roberts or Blouin at any time during the twelve (12) months preceding the date of such termination for a period of one (1) year following such termination except as mutually agreed upon by the parties.

     (g) In addition to its other rights hereunder or otherwise, the Company shall, on or before the effective termination date of this Agreement, have the right to inspect and make copies of all or any portion of the books and records of the Representative which pertain to
the  Company's  business  and  to  the    fulfillment      of       the
Representative's obligations under this Agreement.

     (h) Subject to Section 14(b), the Representative shall be entitled to receive commissions hereunder on Net Sales made after termination of this Agreement if any to the extent orders therefor were received by the Company prior to the effective date of termination of this Agreement, subject to all other conditions of payment hereof.

     15. Remedies. It is agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions thereof in any action instituted in any court of the United States or any stated thereof having subject matter jurisdiction, in addition to and not in lieu of, any other remedy to which such party may be entitled, at law or in equity.

     16.  Confidential Information.

     (a) The Representative acknowledges that, in the course of promoting and selling the Products and performing its duties under this Agreement, it may obtain information relating to the Company and its products which the Representative knows or has reason to know is of a confidential and/or proprietary nature ("Confidential Information"). Such Confidential Information may include, but is not limited to, price guidelines, future products releases, trade secrets, know-how, inventions, methods of manufacture, techniques, processes, programs, data, pricing and discount lists and schedules, customer lists, financial information and sales and marketing plans. The Representative shall at all times, both during the terms of this Agreement and at all times thereafter, keep and hold such Confidential Information in the strictest confidence, and shall not use or disclose such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties as a representative pursuant to and during the term of this Agreement. The Representative shall not use or disclose any Confidential Information to any person or entity, other than the Representative's employees with a need to know such Confidential Information. The Representative warrants that the Representative's principals, employees, agents and representatives, included, but not limited to, Roberts and Blouin shall be advised of the provisions of this Agreement relating to Confidential Information as set forth in this Section 16 and shall abide by the terms of this Section 16 to the same extent as the Representative is required to do so.

     (b) Promptly upon the termination of this Agreement, the Representative shall on its own initiative turn over to the Company all Confidential Information and all other information and material, including, without limitation, all and any Product samples, pamphlets, catalogs, booklets and other advertising data and literature concerning the Company and/or the Products, and all copies thereof, in the possession, custody or control of the Representative.

     17.  Noncompetition.

     (a) The Representative, Roberts and Blouin agree that during the term hereof and, if, but only if, this Agreement is terminated other than pursuant to a Board Termination, then for a period of one (1) year after such termination, they will not, directly or indirectly, be in any manner engaged in, connected with (as a shareholder, employee, independent contractor or otherwise) or employed by (or act as an independent contractor or other representative for) any person, firm or corporation which is engaged in a business which, anywhere inside or outside the Territory, (i) is competitive with the Company or a successor affiliate thereof of (ii) promotes, sells, markets, licenses, distributes, or advertises products whether existing or under development, which are similar to or competitive with the Products anywhere; provided, however, that this subsection shall not be deemed to limit the Representative's, Robert's and Blouin's right to own less than 10% of the common stock of a publicly held corporation whose shares are traded on a recognized stock exchange or over-the-counter), and provided, further, that the Representative, Roberts and Blouin may so compete in Johnson County, Illinois.

     (b) In the event of a breach, violation or attempted breach or violation of any of the provisions of this Section 17, the Company shall be entitled to an injunction or restraining order immediately upon the commencement of any suit therefor by the Company and without notice. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to it for any such breach of violation for the recovery of damages, including punitive damages by reason thereof.

     (c) The necessity of protection against the competition of the Representative and the Representative's principal and the nature and scope of such protection has been carefully considered by the parties hereto. The parties hereby agree and acknowledge that the duration, scope and geographic area applicable to the restrictions set forth in this Section 17 are fair, reasonable and necessary. The consideration provided for herein is sufficient and adequate to compensate for agreeing to the restrictions contained in this Section 17. If, however, any court determines that the foregoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.

     18. Limitation of Remedy. The Representative shall have no claim against the Company for compensation or otherwise with regard to this Agreement or the representation created hereby, whether in contract, in tort, under any warranty or otherwise, either during the term of this Agreement or after its termination, for any termination in accordance with this Agreement. The Company shall not, by any reason of this termination of this Agreement, for sale or use of Products, for negligence, or otherwise, be liable to the Representative for any special, incidental of consequential damages or similar relief, including but not limited to, property damage, personal injury, compensation or damages for loss of present or prospect profits or revenues, loss of goodwill or expenditures, investments or commitments made in entering to this Agreement or in connection with the performance of obligations hereunder.

     19. Waiver. No change in, addition to, or waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless in writing signed by each party except as otherwise provided herein. No failure of a party to exercise any right given to it hereunder, or to insist upon strict compliance with any obligation hereunder, an not custom or practice of the parties at variance with the
terms hereof shall constitute a waiver    of  the  party's   rights  to
demand exact compliance with the terms hereof. Waiver by a party of any particular default shall not affect or impair its rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of a party to exercise any rights arising form such default affect or impair the party's rights as to such default or any subsequent default.

     20.  Notices.   All notices required or  permitted by the terms  of
this Agreement shall be in writing and shall be sent by certified or registered mail, postage prepaid, addressed as follows:

If to the Company:

Wells-Gardner Electronics Corporation
North Kildare Avenue
Chicago, Illinois 60629

If to the Representative, Roberts or Blouin:

James Industries, Inc.
Colonial Parkway
Inverness, Illinois 60067

or such other address as any party may designate in a notice to the others.

     21. Assignments. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. This Agreement shall not be assignable by the Representative without the prior written consent of the Company. Upon any assignment by the Representative that is not consented to in writing by the Company, the Company may terminate this Agreement solely at its option.

     22. Survival. Notwithstanding any termination of this Agreement, any duty or obligation which has been incurred by the terms hereof or which has not been fully observed, performed or discharged, shall survive termination until such duty or obligation has been fully observed, performed or discharged. The rights or remedies hereunder are cumulative to any other rights or remedies which may be grant by law.

     23. Severability. If any covenant or other provisions of this Agreement is invalid, illegal, or incapable of being enforced, by reason of any rule of law, administrative order, provisions of this Agreement shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     24.   Applicable Law.   This  Agreement shall  be governed  by  and
construed in accordance with the laws of the State of Illinois.

     25. No Third Party Beneficiaries. No persons other than the Company and the Representative shall have any rights, to commissions or otherwise, by virtue of or under this Agreement, and the Representative shall not acquire, by virtue of this Agreement, any rights to commissions or otherwise under any other agreement that the Company may execute with any other sales representative.

     26. Integration/Modification/Entire Agreement. This Agreement, the Guaranty and Note constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates any and all prior distributorship agreements, prior and/or contemporaneous communications and/or agreements between the parties, whether written or verbal, express or implied, direct or indirect, relating in any way to the subject matter
hereof including,  but not  limited to    the       Former        Sales
Representative Agreement. This Agreement is intended by the parties to be a complete and wholly integrated expression of their understanding and agreement, and it may not be altered, amended, revised, modified or otherwise changed in any way except by a written instrument, which specifically identifies the intended alteration, amendment, revision, modification or other change and clearly expresses the intention to so change this Agreement, signed by Roberts or Blouin on behalf of the Representative, Roberts, Blouin and by an officer of the Company.

     27. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     28.   Counterparts.   This Agreement  may  be executed  in  several
counterparts, each of which shall be deemed an original but both of which constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date of first written above.



WELLS-GARDNER
ELECTRONICS CORPORATION                 JAMES INDUSTRIES, INC.

By:  /S/  ANTHONY SPIER                 By:  /S/ JAMES J. ROBERTS JR.
Title: CEO                              Title: CEO

/S/ JAMES J. ROBERTS JR.
JAMES J. ROBERTS, JR.

/S/  JOHN R. BLOUIN
JOHN R. BLOUIN

                               EXHIBIT A

                         INTERNATIONAL ACCOUNTS

1.  Lomonoco

2.  Arigato

3.  Deith Leisure

4.  Trident Gaming

5.  Namco Ireland

6.  Diveberas


                               EXHIBIT B

                            SERVICE ACCOUNTS

1.  RBA

2.  Laniel

3.  Churchill

4.  Hanaho

5.  Fun Company

6.  Miscellaneous OEMs


                               EXHIBIT C

                           OEM HOUSE ACCOUNTS

1.  Mentus

2.  Telesensory*

3.  Optelec

4.  Polaroid

5.  Mendes

* will be reviewed by Wells-Gardner management on June 30, 1999. If Wells-Gardner management is satisfied with James Industries performance, commission will be restated at 2.075%.